Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the year ending November 30, 2016 of Mascota Resources Corp., a Nevada corporation (the "Company"), as filed with the Securities and Exchange Commission (the "Annual Report"), Dale Rasmussen, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1.	This Annual Report fully complies with the requirements of Section 13(a) or15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this statement this 5th day of May, 2017.

/s/ Dale Rasmussen
Dale Rasmussen
Principal Executive and Financial Officer